WLK/ 08/22/96

                           COLONIAL US FUND FOR GROWTH
                       FUND YIELD CALCULATION
                     (CALENDAR MONTH-END METHOD)
                          30-DAY BASE PERIOD ENDED 6/30/96



                                       a-b 6
                     FUND YIELD = 2 ----- +1  -1
                                       c-d


       a = dividends and interest earned during
           the month ................................          $880,726

       b = expenses (exclusive of distribution fee)
           accrued during the month..................           582,740

       c = average dividend shares outstanding
           during the month .........................        33,442,363

       d = class A maximum offering price per share
           on the last day of the month .............            $15.35


            CLASS A YIELD ...........................              0.70%

            CLASS B YIELD ...........................             -0.01%

            CLASS D YIELD ...........................             -0.01%